UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2006
Homestore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
On February 27, 2006, the Management Development and Compensation Committee of the Board of Directors of Homestore, Inc. (the “Company”) approved bonus plans for 2006 for the Company’s named executive officers. Under such bonus plans, the named executive officers are eligible to receive performance bonuses upon achievement of certain cash operating income (COI) and revenue objectives and certain individual performance objectives specified in the plans. Certain executives have additional COI and revenue objectives relating to the financial performance of a given business unit. For purposes of the plans, COI will be calculated as operating income less non-cash charges and extraordinary, non-recurring items, calculated before payment of executive bonuses.
Actual bonuses payable for fiscal year 2006 (if any) will vary depending on the extent to which actual performance meets, exceeds, or falls short of the applicable performance goals. In the event the executive successfully achieves all of his target performance objectives, he will receive a bonus equal to his annual base compensation. In the event the executive significantly exceeds his performance objectives, he may receive a bonus in excess of his target bonus, up to a maximum of twice his annual base compensation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: March 3, 2006	By:	/s/ Michael R. Douglas
Michael R. Douglas
Executive Vice President, General Counsel and Secretary